Exhibit 10.8.2

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (this "Second Amendment") is executed as of March 1, 2007 (the "Effective Date") by and between HOUSTON COMMUNITY COLLEGE SYSTEM, a public junior college established pursuant to Chapter 130 of the Texas Education Code and a political subdivision of the State of Texas ("Landlord") and PROS REVENUE MANAGEMENT, L.P., a Texas limited partnership, formerly PROS Revenue Management, Inc. ("Tenant").

Introduction

A.     Landlord and Tenant entered into that certain Office Lease dated as of January 31,
2001 (the "Original Lease") covering 73,200 square feet of RSF (as defined in the Original Lease) on floors 9 and 10 of the Building (as defined in the Original Lease) commonly known as the ComTech Center, Houston, Harris County, Texas, and being described in the Original Lease as the "Premises" after including therein the Subsequent Premises (as defined in the Original Lease).

B. Landlord and Tenant entered in that certain First Amendment to Office Lease dated as of March 31, 2006 ("First Amendment") (the Original Lease as amended by the First Amendment shall be referred to in this Second Amendment as "Amended Lease").

C. Landlord and Tenant desire to further amend the Lease subject to the specific terms and conditions of this Second Amendment, but not otherwise.

NOW THEREFORE, in consideration of the of the mutual covenants and agreements contained herein and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration to each party, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. Capitalized terms that are used herein but not defined in this First Amendment shall have the meanings given to them in the Original Lease. The term "Lease" as used in this Second Amendment shall mean the Amended Lease as amended by this Second Amendment.

2. Premises. Landlord and Tenant acknowledge and agree that the Premises is comprised of "Floor 9" and "Floor 10" of that certain Condominium Declaration for the 3100
Main Condominium recorded under Clerk's File No. W441927 of the Official Public Records of Real Property of Harris County, Texas on February 20, 2003 (the "Condominium Declaration" and that the Premises consists of 73,200 RSF.

3.     Rental Abatement.

(a)     Paragraph l.D(2) of the Amended Lease under the heading of "RENTAL ABATEMENT" is hereby amended and restated in its entirety to read as follows:

(2)     Commencing on June 1, 2006, Tenant will be entitled to receive a credit as prepaid Base Rent equal to ten (10) months of Base Rent based on the
7,794 RSF of the Premises located on the 9th Floor as depicted on Exhibit A-1 to this Second Amendment (the "9th Floor Credit Space") at the $14.75 RSF annual Base Rent rate. Beginning, April 1, 2007, Tenant (i) shall be entitled to occupy and use 1,140.25 RSF of the 9th Floor Credit Space as depicted on Exhibit A-2 to this Second Amendment; (ii) shall pay Base Rent for such 1,140.25 RSF of space at the at the annual Base Rent rate set forth in the Lease; and (iii) shall no longer be entitled to a credit or abatement on any part of the 1,140.25 RSF, but shall be entitled to a monthly credit at the $14.75 RSF annual Base Rent rate on the remaining 6,653.75 RSF on the 9th Floor (the "Remaining 9th Floor Space"). Beginning on October 1, 2007, Tenant (i) shall be entitled to occupy and use the Remaining 9th Floor Space; (ii) shall pay Base Rent at the annual Base Rent rate set forth in the Lease for the entire Premises; and (iii) shall no longer be entitled to any credit or abatement of Base Rent. In the event that at any time between April 1, 2007 and September 30, 2007, Tenant occupies or uses all or any portion of the Remaining 9th Floor Space in any manner (excluding Tenant's use of the Remaining 9th Floor Space for storage only, but not for any other purposes), the credit on the Remaining 9th Floor Space shall no longer be provided to Tenant and Tenant shall immediately begin paying Base Rent on the Remaining 9th Floor Space in accordance with the terms of this Lease.

4.     Notice Addresses. Paragraph 1.L of the Amended Lease is hereby amended and restated in its entirety to read as follows:

"L. "Notice Address":

Notices to Tenant shall be sent to Tenant at the Premises with a copy to
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
Attn: Susan A. Stanton
Notices to Landlord shall be sent to: Houston Community College System
3100 Main Street, 9th Floor
Houston, Texas 77002
Attention: Mark Lambert
Director of Building Operations

With a copy to:

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attention: Maureen R.M. Singleton

5. Successors and Assigns. The obligations in this Second Amendment shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of the permitted successors and assigns of Tenant.

6. Amended Lease In Full Force and Effect. The Amended Lease remains in full force and effect and is unchanged except specifically modified by the provisions of this Second Amendment. In the event of any conflicts between the terms of the Amended Lease and this Second Amendment, the terms of this Second Amendment shall control.

7. Entire Agreement. This Second Amendment, the First Amendment, and the Original Lease contain all the agreements of the parties regarding the matters discussed in this Second Amendment, and no prior agreement, understanding or representation about any such matter is effective for any purpose. The terms and conditions of this Second Amendment may not be amended or otherwise affected except by instrument in writing executed by each party to be bound by the instrument. All references in the Original Lease and in the First Amendment to the "Lease" shall mean and refer to the Original Lease as amended by the First Amendment and this Second Amendment.

EXECUTED to be effective for all purposes as of the Effective Date. TENANT:     LANDLORD:
PROS Revenue Management, L.P.            Houston Community College System

By:     /s/ Charles H. Murphy                 By:     /s/ Gloria Waller
Name:     Charles H. Murphy            Name:         Gloria Waller
Title:     Executive VP and CFO            Title: Vice Chancellor, Finance and Administration

Exhibit "A-1"

9th Floor Credit Space

[SEE ATTACHED]

EXHIBIT "A-1"

3100 MAIN STREET- 9TH FLOOR

9TH FLOOR CREDIT SPACE

HOUSTON    COMMUNITY     COLLEGE     SYSTEM

Exhibit "A-2"

9th Floor Area to be Leased as of April 1, 2007 and Remaining 9th Floor Space

[SEE ATTACHED]

Houston #2057171     -5-

EXHIBIT "A-2"

·--0

AERA TO BE LEASEO
AS OF APRIL 1, 2007
1,140.25 RSF

REMAINING 91H
FLOOR SPACE
6853,75 RSF

TOTAL AREA
7,794 RSF

·-0

HOUSTON COMMUNITY COLLEGE SYSTEM

3100MAIN
9th FLOOR CREDIT SPACE

SCALE     NTS
DATE     03/29/07
INITIALS     ALT
APPROVAL     CD

Houston Community College System Second Amendment to Office Lease
PROS Revenue Management, L.P.
By:     /s/Charles H. Murphy
Name:     Charles H. Murphy
Title:     Executive V.P. and CEO